Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Senetek PLC, (the “Company”) on Form 10-K for the annual period ended December 31, 2009 as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), I, John P. Ryan, Chief Executive Officer of the Company, certify to my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished pursuant to 18 U.S.C. § 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.

Date: April 15, 2010	/s/ JOHN P. RYAN
John P. Ryan
Chief Executive Officer